                                                                    Exhibit 10.6

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of August, 1996 by and between Mobile Telecommunication Technologies Corp., a Delaware corporation (hereinafter referred to as the "Company"), and John T. Stupka (hereinafter referred to as "Executive").

     WHEREAS, the Company is desirous of retaining Executive as President and Chief Executive Officer of the Company; and

     WHEREAS, Executive is willing to serve the Company in such capacities on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and the Company, the parties hereto agree as follows:


                                   ARTICLE 1

                                  EMPLOYMENT

     1.1  Term of Employment.  The Executive shall be employed by the Company as
          ------------------
President and Chief Executive Officer for a period of four years commencing as of the date hereof and terminating on July 31, 2000, unless earlier terminated as provided in this Agreement (the "Term"); provided, however, that commencing on the first anniversary of the date of this Agreement and on each anniversary date thereafter, the Term shall automatically be extended for an additional year unless the Company or Executive shall have given written notice not later than 120 days preceding such anniversary date, that the Company or the Executive, as the case may be, does not wish to have the Term so extended.

     1.2  Duties of Executive.   The Executive shall be employed on a full time
          -------------------
basis to hold the office of President and Chief Executive Officer of the Company, and shall perform such duties as are normally performed by the president and chief executive officer of a publicly-traded corporation in the telecommunications industry. The Executive hereby accepts such employment and undertakes to use his best efforts to discharge his duties and responsibilities. During the Term, the Executive shall devote his full business time to the discharge of his duties and responsibilities under this Agreement.

     1.3  Compensation.  During the Term, the Executive shall be entitled to a
          ------------
base salary equal to $400,000 per year payable bi-weekly, subject to any future increases authorized by the Compensation Committee of the Board of Directors of the Company.

In the event that the Compensation Committee of the Board of Directors fails to authorize an annual increase in the Executive's base salary, the Executive shall be entitled to a cost of living adjustment for such year as of the anniversary date of this Agreement in an amount determined by multiplying Executive's then annual base salary (inclusive of any previous increases and cost of living adjustments pursuant to this Section 1.3) by the percentage annual increase from the preceding anniversary date in the Bureau of Labor Statistics, U.S. Department of Labor, 1982 Revised consumer Price Index (1967 = 100), it being the intention of the parties hereto that the annual base salary of Executive shall be increased (but at no time decreased) by a percentage equal to the increase from the prior year in the aforementioned Bureau of Labor Statistics, U.S. Department of Labor, 1982 Revised Consumer Price Index (1967 = 100).

     1.4  Expense Reimbursements.  The Company shall reimburse the Executive for
          ----------------------
business expenses reasonably incurred in connection with his employment in accordance with the Company's reimbursement practice for executive officers upon presentation of adequate documentation.

     1.5  Benefits.
          --------

       a) The Executive shall be entitled to four weeks annual paid vacation in accordance with the Company's vacation policy applicable to executive personnel as in effect from time to time.

       b) The Executive shall be eligible for bonuses from time to time in accordance with the Company's Short-Term Management Incentive Plan and Long-Term Management Incentive Plan (or any successor plans) as may be established or granted by the Compensation Committee of the Board of Directors of the Company.

       c) The Executive shall be granted options to purchase 500,000 shares of Common Stock of the Company pursuant to the 1990 Executive Incentive Plan at an exercise price equal to $12.00 per share which shall vest over a period of four years at the rate of 25% per year.

       d) The Executive shall be awarded 62,500 shares of Restricted Stock pursuant to the 1990 Executive Incentive Plan which shall vest over a period of four years at the rate of 25% per year.

       e) The Executive shall be entitled to receive all other employee benefits and to participate in any employee benefit plans or programs as are generally offered to or provided for executive officers of the Company from time to time during the Term, including, without limitation, the following: (i) Section 401(k) Plan; (ii) automobile allowance of $1,200 per month, (iii) cellular telephone; (iv) initiation and monthly dues for one club; (v) medical insurance for the Executive and dependents and disability insurance for the Executive; and (vi) life insurance coverage for the Executive in the amount of $1,000,000.

       f) The Company will make available to the Executive an interest free loan in the principal amount of $2 million in accordance with the terms of the promissory note attached hereto as Exhibit A, the proceeds of which shall be used by the Executive for the purchase of Mtel Common Stock.

       g) The Executive acknowledges and agrees that he will relocate his primary residence to Jackson, Mississippi in order to perform his duties and responsibilities as President and Chief Executive Officer of the Company, and the Company agrees to reimburse Executive for customary relocation expenses in accordance with the Company's relocation policy, which shall be grossed up for all applicable income taxes. In addition to the above, the Company will provide Executive a temporary living allowance in the amount of $40,000.

     1.6  Disability of Executive.  The Company has secured (or will secure, as
          -----------------------
soon as practicable after the date hereof) disability income insurance for the benefit of Executive such that, should Executive become totally disabled during the Term, and, by reason of such total disability be unable to perform his duties and responsibilities pursuant to this Agreement for a period of three consecutive months, the Executive will receive monthly disability income payments through such disability income insurance program in the amount of $6,000 per month, commencing at the end of said three month period and continuing until the termination or discontinuance of such disability or the period provided for in the insurance program, whichever is longer. The Executive's compensation provided for in Section 1.3 shall continue until the commencement of disability payments provided in this Section 1.6. If and to the extent disability income payments are not payable to the Executive through such disability income insurance program by reason of the amendment or termination thereof, then the Company shall itself pay such disability income payments to Executive.


                                  ARTICLE II

                            COVENANTS OF EXECUTIVE

     2.1  Confidentiality.  The Executive recognizes the interest of the Company
          ---------------
and its subsidiaries in maintaining the confidential nature of their proprietary and other business and commercial information. During the Executive's employment with the Company and following termination thereof for any reason, the Executive shall not (except as authorized in writing by the Board of Directors of the Company) publish, disclose or use for his own benefit or for the benefit of a business or entity other than the Company, its subsidiaries or otherwise, any secret, confidential, proprietary or other information not generally known to public which was acquired by the Executive during his employment relating to the Company's or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs, trade or industrial practices, trade secrets, technology, know-how or intellectual property. All records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its subsidiaries shall be and remain the sole property of the Company and such subsidiaries. Upon termination of the Executive's employment hereunder, Executive shall not remove from the Company's premises or retain any of the materials described in this Section 2.1, and all such materials in the Executive's possession shall be returned promptly to the Company.

     2.2  Non-Competition.  During the Executive's employment with the Company,
          ---------------
and for the two-year period following the termination of Executive's employment with the Company for any reason, Executive shall not, without the prior written consent of the Board of Directors of the Company, which consent may be withheld at the sole discretion of such Board of Directors, engage or participate in, assist or have an interest in, directly or indirectly, whether as an officer, director, partner, owner, employee, consultant, agent or otherwise, the operation, management or conduct of any business or enterprise that directly competes in the same geographical area with any primary line of business in which the Company or any of its subsidiaries is now engaged or hereafter engages; provided, however, that nothing in this Section 2.2 shall prohibit the Executive from acquiring or holding, for investment purposes, securities of any corporation which may compete directly or indirectly with the Company.


                                  ARTICLE III

                           TERMINATION OF EMPLOYMENT

     3.1  Termination for Cause.  The Executive's employment with the Company
          ---------------------
and this Agreement may be terminated by the Company during the Term upon the occurrence of one or more of the following events:

       a) The Executive's death;

       b) If the Executive shall become totally disabled (within the meaning of
          Section 1.6 hereof) and begins to receive disability income payments as provided in Section 1.6 hereof; or

       c) For cause, which for purposes of this Agreement shall mean that the Executive shall have committed:

          (i) an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

          (ii) intentional wrongful damage to property of the Company or any of its subsidiaries; or

          (iii) intentional wrongful disclosure of secret processes or confidential information of the Company or any of its subsidiaries;

and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. If the Executive's employment with the Company is terminated upon the occurrence of one or more of the events specified in clauses (a), (b), or (c) of this Section 3.1, then the Executive shall only be entitled to receive Executive's then unpaid base salary prorated to the date of termination, and the Executive shall not be entitled to any other compensation or benefits for any period after the date of termination, except as provided in Section 1.6 of this Agreement.

     3.2  Termination by Company.  The Executive's employment with the Company
          ----------------------
and this Agreement may be terminated by the Company at any time during the Term for any reason other than the occurrence of one or more of the events specified in clauses (a), (b) or (c) of Section 3.1; provided that in the event of termination for any reason other than the occurrence of one or more of the events specified in clauses (a), (b) or (c) of Section 3.1, the Executive shall be entitled to receive his base salary and automobile allowance for the remainder of the Term, which shall be in full satisfaction of the Company's obligations hereunder, and Executive shall not be entitled to any other compensation or benefits during such period arising out of or in connection with this Agreement or the Executive's employment with the Company. In addition, in the event that Executive's employment with the Company and this Agreement are terminated by the Company pursuant to this Section 3.2, the provisions of
Section 2.2 hereof will not be applicable to the Executive.

     3.3  Termination by Executive.  This Agreement may be terminated by
          ------------------------
Executive at any time subsequent to the twelfth month following a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company) or upon the signing of any agreement for the merger or consolidation of the Company with another corporation or for the sale of all or substantially all of the assets of the Company or upon the adoption of any resolution of reorganization or dissolution of the Company by the stockholders or upon the occurrence of any other event or series of events, which tender offer, merger, consolidation, sale, reorganization, dissolution or other event or series of events, in the opinion of the Board of Directors of the Company, will, or is likely to, if carried out, result in a change of control of the Company, or if during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each director elected during any such period was approved by the vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period). In the event this Agreement is terminated by Executive pursuant to this Section 3.3, (a) the Executive shall be entitled to receive his base salary and automobile allowance for the remainder of the Term which shall be in full satisfaction of the Company's obligations hereunder, and the Executive shall not be entitled to any other compensation or benefits arising out of or in connection with this Agreement or the Executive's employment with the Company; and (b) the provisions of Section 2.2 hereof will not be applicable to the Executive.

                                  ARTICLE IV

                              GENERAL PROVISIONS

     4.1  Withholding of Taxes.  The Company may withhold from any amounts
          --------------------
payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

     4.2  Notice.  For purposes of this Agreement, all communications including,
          ------
without limitation, notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     4.3  Governing Law.  The validity, interpretation, construction and
          -------------
performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

     4.4  Validity.  If any provisions of this Agreement or the application of
          --------
any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

     4.5  Entire Agreement.  This Agreement supersedes any other agreement, oral
          ----------------
or written, between the parties with respect to the employment of Executive by the Company, and contains all of the agreements and understandings between the parties with respect to such employment. Any waiver or modification of any term of this Agreement shall be effective only if it is signed in writing by both parties.

     4.6  Successors and Binding Agreements.
          ---------------------------------

       a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegatable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise.

       b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee and legatees.

       c) The Company shall require any successor to agree (by agreement in form and substance satisfactory to Executive) within thirty (30) days after becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

       d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder.

     4.7  Captions.  The captions in this Agreement are solely for convenience
          --------
of reference and shall not be given any effect in the construction or interpretation of the Agreement.

     4.8  Miscellaneous.  No provisions of this Agreement may be modified,
          -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject mater hereof have been made by either party which are not set forth expressly in this Agreement.

     4.9  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                MOBILE TELECOMMUNICATION
                                TECHNOLOGIES CORP.

                                By: /s/ John N. Palmer
                                   ----------------------------
                                        John N. Palmer
                                        Chairman of the Board

                                    /s/ John T. Stupka
                                -------------------------------
                                        John T. Stupka